UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2015

Carey Watermark Investors Incorporated

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54263	26-2145060
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this Current Report on Form 8-K (the “Report”) is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 12, 2015 and March 19, 2015, wholly-owned subsidiaries of Carey Watermark Investors Incorporated (“CWI 1”) completed the acquisitions of the Westin Minneapolis Hotel and the Westin Pasadena Hotel, respectively, from HEI Hotels & Resorts, an unaffiliated third party.

The Westin Minneapolis Hotel is a full-service hotel located in Minneapolis, Minnesota and has 214 rooms. CWI 1’s investment in the property is approximately $69.6 million in the aggregate, including a $66.4 million purchase price and $3.2 million of planned capital improvements and other acquisition-related costs. The hotel will continue to be managed by HEI Hotels & Resorts. In connection with the acquisition, CWI 1 obtained $43.5 million in non-recourse debt financing, with an annual interest rate fixed at 3.63% and a maturity date of March 1, 2022. The loan is interest-only for 24 months.

The Westin Pasadena Hotel is a full-service hotel located in Pasadena, California and has 350 rooms.  CWI 1’s investment in the property is approximately $158.0 million in the aggregate, including a $142.5 million purchase price and $15.5 million of planned capital improvements and other acquisition-related costs.  The hotel will continue to be managed by HEI Hotels & Resorts. In connection with the acquisition, CWI 1 obtained $88.5 million in non-recourse debt financing, with an annual interest rate fixed at 3.83% and a maturity date of May 1, 2022. The loan is interest-only for 48 months.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Agreement for Sale and Purchase of Hotel Westin Minneapolis, dated as of January 8, 2015, by and between HEI Minneapolis LLC and CWI Minneapolis Hotel, LLC and the Agreement for Sale and Purchase of Hotel Westin Pasadena, dated as of February 23, 2015, by and between HEI Pasadena LLC and CWI Pasadena Hotel, LP, respectively. Copies of the agreements are filed hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(a) and (b)

Pursuant to Items 9.01(a) and (b) of Form 8-K, the registrant hereby undertakes to file any financial statements required to be filed in response to Item 2.01 of Form 8-K through an amendment to this Report within 71 days after the date that this Report was required to be filed.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement for Sale and Purchase of Hotel Westin Minneapolis, dated as of January 8, 2015, by and between HEI Minneapolis LLC and CWI Minneapolis Hotel, LLC.

10.2	Agreement for Sale and Purchase of Hotel Westin Pasadena, dated as of February 23, 2015, by and between HEI Pasadena LLC and CWI Pasadena Hotel, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated

Date:	April 30, 2015	By:	/s/ Hisham A. Kader
Hisham A. Kader
Chief Financial Officer and Chief
Accounting Officer